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                                                                     Exhibit 4.2

                       FORM OF REGISTRATION RIGHTS AGREEMENT


            THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of ___________, 2001 by and between GENERAL MARITIME SHIP HOLDINGS LTD., a Marshall Islands corporation to be renamed General Maritime Corporation upon the initial closing pursuant to the Acquisition Agreements (the "Company"), and the persons listed on Schedule 1 attached hereto (the "Securityholders").

            The Securityholders are the beneficial owners of certain Registrable Securities (as defined below) issued by the Company. The Company and the Securityholders deem it to be in their respective best interests to set forth the rights of the Securityholders or other Holders in connection with public offerings and sales of the Registrable Securities.

            NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the Company and the Securityholders, intending legally to be bound, hereby agree as follows.

            Section 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

            "Acquisition Agreement" means any of the agreements listed on
Schedule 2 hereto.

            "Affiliate" of any person shall mean any other person who either directly or indirectly is in control of, is controlled by, or is under common control with, such person.

            "Business Day" shall mean any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in the City of New York are authorized by law, regulation or executive order to close.

            "Capital Stock" shall mean all shares, interests, participations, rights or other equivalents (however designated) of corporate stock.

            "Common Stock" shall mean the common stock, par value $0.01 per share, of the Company.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended (or any similar successor federal statute), and the rules and regulations thereunder, as the same are in effect from time to time.

            "GP Securities" means Registrable Securities issued to companies owned, directly or indirectly, by Peter Georgiopoulos in respect of (i) equity interests of any Managing General Partner of an Exchanging Partnership (as defined in the Plan of Recapitalization) which they are entitled to receive as general partner pursuant to the Acquisition Agreements other than on account of a Managing General Partner's capital contribution or (ii) the equity of General Maritime Corporation, a Marshall Islands corporation to be renamed upon its acquisition by the Company (and any other securities issued or issuable in respect thereof as a result of or in connection with any stock dividend, stock split or reverse stock split, combination, recapitalization, reclassification, merger or consolidation, exchange or distribution).

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            "Hold-Back Election" shall have the meaning set forth in Section
7(a) hereof.

            "Holder" shall mean any Person that owns Registrable Securities, including such successors and assigns as acquire Registrable Securities, directly or indirectly, from such Person. For purposes of this Agreement, the Company may deem the registered holder of a Registrable Security as the Holder thereof.

            "Holder Representative" shall be a representative who is a Holder chosen by Holders of a majority of Registrable Securities participating in any offering undertaken pursuant to Section 3 who shall have the authority to take any action or exercise or waive any right hereunder on behalf of all such Holders with respect to such offering.

            "Market Value" shall mean the value per share of Common Stock determined as follows: (a) if the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq Stock Market, the Market Value shall be the average of the last reported sale price of the Common Stock on such exchange or market on the last twenty (20) trading days prior to the date on which a demand for registration is made pursuant to Section 3, or if no such sale is made on any such day, the average closing bid and asked prices for such day on such exchange or market; or (b) if the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the Market Value shall be an amount, not less than book value per share of Common Stock of the Company at the end of the most recent fiscal year of the Company ending prior to the date on which a demand for registration is made pursuant to
Section 3, determined in good faith and in such reasonable manner as may be prescribed by the Board of Directors of the Company.

            "Material Development Condition" shall have the meaning set forth in
Section 6(b) hereof.

            "Person" shall mean an individual, partnership, corporation, limited liability company, joint venture, trust or unincorporated organization, a government or agency or political subdivision thereof or any other entity.

            "Plan of Recapitalization" means the Plan of Recapitalization annexed to the Acquisition Agreements.

            "Post-Closing Sellers" shall have the meaning set forth in the Plan of Recapitalization.

            "Prospectus" shall mean the prospectus included in any Registration Statement, as amended or supplemented by a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

            "Registrable Securities" shall mean the Common Stock issued to the Securityholders pursuant to the Acquisition Agreements and any other securities issued or issuable as a result of or in connection with any stock dividend, stock split or reverse stock split,


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combination, recapitalization, reclassification, merger or consolidation, exchange or distribution in respect of such Common Stock.

            "Registration Expenses" shall have the meaning set forth in Section 8 hereof.

            "Registration Statement" shall mean any registration statement which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included therein, all amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

            "Restricted Securities" shall have the meaning set forth in Section 2 hereof.

            "Rule 144" shall mean Rule 144 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

            "Rule 415" shall mean Rule 415 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

            "Rule 903" shall mean Rule 903 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

            "Rule 904" shall mean Rule 904 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

            "SEC" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

            "Securities Act" shall mean the Securities Act of 1933, as amended (or any similar successor federal statute), and the rules and regulations thereunder, as the same are in effect from time to time.

            "Stockholder Rights Plan" means a plan or other arrangement pursuant to which stockholders of the Company are issued rights to acquire securities of the Company at a price that is determined by reference to the current market price or other measure of fair value for such securities and is more than 20% below such price or value, such issuance to occur upon a person becoming the owner of more than a specified percentage of a class of the Company's securities, or a specified number of such securities, and such plan or arrangement providing that such rights are exercisable by all holders of the rights other than such person and/or its affiliates.

            "Underwritten Offering" shall mean a registered offering in which securities of the Company are sold to an underwriter for reoffering to the public.


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            Section 2. Securities Subject to this Agreement. The securities entitled to the benefits of this Agreement are the Registrable Securities but, with respect to any particular Registrable Security, only so long as such security continues to be a Restricted Security. A Registrable Security that has ceased to be a Registrable Security cannot thereafter become a Registrable Security. As used herein, a Restricted Security is a Registrable Security which has not been distributed in accordance with an effective Registration Statement and which has not been distributed by a Holder pursuant to Rule 144, Rule 903 or Rule 904, unless, in the case of a Registrable Security distributed pursuant to Rule 903 or 904, any applicable restricted period has not expired or the SEC or its staff has taken the position in a published release, ruling or no-action letter that securities distributed under Rule 903 or 904 are ineligible for resale in the United States under Section 4(1) of the Securities Act notwithstanding expiration of the applicable restricted period. Securities shall cease to be Registrable Securities at such time as they are tradeable without restriction as to volume pursuant to Rule 144 (except for purposes of Section 11 and with respect to amendments or waivers of Section 11 or Section 14).

            Section 3. Demand Registration for Underwritten Offerings.

            (a) Demand. Upon the written request of a Holder or Holders of the lesser of (i) 10% of the Registrable Securities originally issued (without reduction for shares of Common Stock that cease to be Registrable Securities) and (ii) Registrable Securities having an aggregate Market Value of at least $50 million, at any time after an initial public offering of securities of the Company but before the tenth anniversary of the date hereof, requesting that the Company effect an Underwritten Offering of Registrable Securities under the Securities Act and specifying the intended method of disposition thereof, the Company will use its commercially reasonable efforts to effect, as expeditiously as possible (and in any event within 60 days), the registration under the Securities Act of the Registrable Securities which the Company has been so requested to register by such Holders of the Registrable Securities; provided, however, that the Company shall not be obligated to effect more than an aggregate of five (5) demand registrations pursuant to this Section 3; and provided, further, that no Holder shall deliver a request for a demand registration for a registration to be effective within 180 days following the last date on which a Registration Statement filed in respect of the previous registration hereunder, if any, was effective.

            Upon receipt of any request for registration pursuant to this
Section 3 from any Holders of Registrable Securities, the Company shall promptly give written notice of such request to all other Holders. The Company shall include in the requested registration all Registrable Securities requested to be included by such of the other Holders who shall make such request by written notice to the Company delivered within 15 Business Days of their receipt of the Company's notice. If the Company shall receive a request for inclusion in the registration of the Registrable Securities of additional Holders, it shall promptly so inform the Holders who made the initial request for registration.

            A Holder or Holders requesting a registration pursuant to this
Section 3 may, at any time prior to the effective date of the Registration Statement relating to such registration, revoke such request by providing a written notice to the Company revoking such request. A registration requested pursuant to this Section 3(a) shall not be deemed to have been effected unless a registration statement with respect thereto has become effective and the Registrable


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Securities registered thereunder for sale on a firm commitment basis are sold to the underwriters thereunder or are not so sold solely by reason of an act or omission by the Holders thereof; provided, however, that if such registration does not become effective after the Company has filed it solely by reason of a Holder's or Holders' refusal to proceed and such refusal to proceed is the second or more such refusal to proceed by a Holder requesting registration under this Section 3 (other than a refusal to proceed based upon the advice of counsel relating to a matter with respect to the Company), then such registration shall be deemed to have been effected unless the requesting Holders shall have elected to pay all reasonable out-of-pocket Registration Expenses in connection with such registration.

            (b) Effectiveness of Registration Statement. The Company agrees to use its commercially reasonable best efforts to (x) cause the Registration Statement relating to any demand registration pursuant to this Section 3 to become effective as promptly as practicable (and in any event within 60 days) following a request for registration under Section 3(a); (y) thereafter keep such Registration Statement effective continuously for the period specified in the next succeeding paragraph; and (z) prevent the happening of any event of the kinds described in clauses (4), (5) and (6) of Section 6(a)(ii).

            Except as provided in the last paragraph of Section 3(a) above, a demand registration requested pursuant to this Section 3 will not be deemed to have been effected unless the Registration Statement relating thereto has become effective under the Securities Act and remained continuously effective (except as otherwise permitted under this Agreement) for a period ending on the earlier of (i) the date which is six months (or one year with respect to a shelf registration on Form S-1 undertaken pursuant to Section 3(a)) after the effective date of such Registration Statement (subject to extension as provided in Section 6(b)) and (ii) the date on which all Registrable Securities covered by such Registration Statement have been sold and the distribution contemplated thereby has been completed.

            (c) Inclusion of Other Securities; Cutback. The Company, and any other holder of the Company's securities who has registration rights, may include its securities in any demand registration effected pursuant to this
Section 3; provided, however, that if the managing underwriter of a proposed Underwritten Offering contemplated thereby advises the Holder or Holders in writing that the total amount or kind of securities to be included in such proposed public offering is sufficiently large or of a type which such managing underwriter believes would materially adversely affect the success of the proposed public offering requested by the Holder or Holders, then the amount or kind of securities offered for the account of the following groups of holders shall be reduced pro rata among members of such group in accordance with such managing underwriter's recommendation in the following order of priority (with the securities to be reduced first listed first): (i) securities other than Registrable Securities, (ii) securities offered by the Company, (iii) the GP Securities and (iv) Registrable Securities other than the GP Securities, and provided that no Registrable Securities shall be reduced until all securities other than Registrable Securities and securities offered by the Company are entirely excluded from the underwriting.

            Section 4. Shelf Registration. (a) (i) At such time as the Company is able to use Form S-3 under the Securities Act (or any successor form) for sales of Registrable Securities by selling stockholders or (ii) at any time following the third anniversary of the Company's initial


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public offering, at the request of Holders of the lesser of (x) 5% of the
Registrable Securities originally issued (without reduction for shares of Common Stock that cease to be Registrable Securities) and (y) Registrable Securities having an aggregate Market Value of at least $25 million, the Company shall use its commercially reasonable efforts to effect, as expeditiously as possible, the registration under the Securities Act of any number of Registrable Securities for which it receives requests in accordance with Section 4(a) (the "Shelf Registration"). The Company shall use its commercially reasonable best efforts to cause such Registration Statement to become effective as promptly as practicable (and in any event within 60 days following either date in clause (i) or (ii) above) and maintain the effectiveness of such Registration Statement (subject to the terms and conditions herein) for a period ending on the earliest of (i) two years following the date on which such Registration Statement first becomes effective (but one year if the Company is not able to use Form S-3 under the Securities Act (or any successor form)), and (ii) the date on which all Registrable Securities covered by such Registration Statement have been sold and the distribution contemplated thereby has been completed or have become freely tradeable pursuant to Rule 144 without regard to volume.

            (b) The Shelf Registration Statement pursuant to this Section 4 shall to the extent possible under applicable law, be effected to permit sales on a continuous basis pursuant to Rule 415 under the Securities Act. Any takedown under the Shelf Registration pursuant to this Section 4 may or may not be underwritten; provided that (i) Holders may request any underwritten takedown only to be effected as a demand registration under Section 3(a) (in which event, unless such demand registration would not require representatives of the Company to meet with prospective purchasers of the Company's securities, a demand registration must be available thereunder and the number of demand registrations available shall be reduced by one subject to the last paragraph of Section 3(a)) or (ii) holders may request an unlimited number of underwritten takedowns to be effected in accordance with the terms of Section 5. The Company shall be entitled to effect the Shelf Registration on any available form under the Securities Act.

            (c) In the event of a request for a Shelf Registration pursuant to
Section 4(a), the Company shall give written notice of the proposed filing of the Registration Statement in connection therewith to all Holders of Registrable Securities offering to each such Holders the opportunity to have any or all of the Registrable Securities held by such Holders included in such registration statement. Each Holder of Registrable Securities desiring to have its Registrable Securities registered under this Section 4(c) shall so advise the Company in writing within 15 Business Days after the date of such notice from the Company (which request shall set forth the amount of Registrable Securities for which registration is requested), and the Company shall include in such Registration Statement all such Registrable Securities so requested to be included therein.

            (d) The number, percentage, fraction or kind of shares referred to in this Section 4 shall be appropriately adjusted for any stock dividend, stock split, reverse stock split, combination, recapitalization, reclassification, merger or consolidation, exchange or distribution in respect of the shares of Common Stock.

            (e) The Company, and any other holder of the Company's securities who has registration rights, may include its securities in the Shelf Registration effected pursuant to this Section 4.


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            Section 5. Piggyback Registration. If, on or prior to the tenth anniversary of the date of this Agreement, the Company at any time proposes to file a registration statement with respect to any equity securities, whether for its own account (other than in connection with any Registration Statement contemplated by Sections 3 or 4 or a registration statement on Form S-4 or S-8 (or any successor or substantially similar form), or in connection with (A) an employee stock option, stock purchase or compensation plan or securities issued or issuable pursuant to any such plan, or (B) a dividend reinvestment plan) (any of the foregoing, a "Company Registration") or for the account of a holder of securities of the Company pursuant to demand registration rights granted by the Company (a "Requesting Securityholder"), other than for the registration of securities for sale on a non-underwritten continuous or delayed basis pursuant to Rule 415 (a "Requesting Securityholder Registration"), then the Company shall in each case give written notice of such proposed filing to all Holders of Registrable Securities at least twenty (20) Business Days before the anticipated filing date of any such registration statement by the Company, and such notice shall offer to all Holders the opportunity to have any or all of the Registrable Securities held by such Holders included in such registration statement. Each Holder of Registrable Securities desiring to have its Registrable Securities registered under this Section 5 shall so advise the Company in writing within fifteen (15) Business Days after the date of receipt of such notice (which request shall set forth the amount of Registrable Securities for which registration is requested), and the Company shall include in such Registration Statement all such Registrable Securities so requested to be included therein. Notwithstanding the foregoing, if the managing underwriter of any such proposed public offering advises the Company in writing that the total amount or kind of securities which the Holders of Registrable Securities, the Company and any other persons or entities intended to be included in such proposed public offering is sufficiently large or of a type which such managing underwriter believes would adversely affect the success of such proposed public offering, then the amount or kind of securities offered for the account of the following groups of holders shall be reduced pro rata among members of such group in accordance with such managing underwriter's recommendation in the following order of priority: (i) if a registration under this Section 5 is a Company Registration, then the order of priority shall be (with the securities to be reduced first listed first) (A) securities other than Registrable Securities,
(B) GP Securities, (C) Registrable Securities other than GP Securities, and (D) securities offered by the Company; and (ii) if a registration under this Section 5 is a Requesting Securityholder Registration, then the order of priority shall be (with the securities to be reduced first listed first) (A) securities offered by the Company, (B) GP Securities, and (C) (x) securities other than Registrable Securities and (y) Registrable Securities other than the GP Securities, pro rata among (x) and (y) collectively in accordance with the number of securities requested to be included therein. Holders exercising their rights under this
Section 5 with respect to a Company Registration in which the Company has been able to sell all of the securities it sought to include in such Company Registration (including by means of the underwriter's overallotment option) shall be entitled to sell their Registrable Securities by means of the underwriter's overallotment option to the extent not fully utilized by the Company; provided, however, that the Company will use its commercially reasonable efforts to enable the Holders other than the Post-Closing Sellers to sell Registrable Securities in the overallotment option in connection with the Company's initial public offering and the Company will not sell any shares subject to such option to extent the Holders can do so. Anything to the contrary in this Agreement notwithstanding, the Company may withdraw or postpone a Registration Statement referred to in this Section 5 at any time before it becomes


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effective or withdraw, postpone or terminate the offering after it becomes effective without obligation to the Holder or Holders of the Registrable Securities.

            Section 6. Registration Procedures.

            (a) General. In connection with the Company's registration obligations pursuant to Sections 3, 4 and 5 hereof, at its expense, except as provided in Section 8, the Company will, as expeditiously as possible:

                  (i) prepare and file with the SEC a new Registration Statement or such amendments and post-effective amendments to an existing Registration Statement as may be necessary to keep such Registration Statement effective for the time periods set forth in Sections 3(b) or 4(a) (if applicable), provided that no Registration Statement shall be required to remain in effect after all Registrable Securities covered by such Registration Statement have been sold and distributed as contemplated by such Registration Statement, and, provided, further, that as soon as practicable, but in no event later than two Business Days before filing such Registration Statement, any related Prospectus or any amendment or supplement thereto, other than any amendment or supplement made solely as a result of incorporation by reference of documents filed with the SEC subsequent to the filing of such Registration Statement, the Company shall furnish for comment to the Holders of the Registrable Securities covered by such Registration Statement who request to receive such documents and the underwriters, if any, copies of all such documents proposed to be filed, and, except in connection with an offering under Section 5 hereof, shall not file any Registration Statement or amendment or supplement (other than by incorporation) to which the Holders of at least a majority of the Registrable Securities covered by such Registration Statement reasonably object.

                  (ii) notify the selling Holders of Registrable Securities and the managing underwriters, if any, promptly (1) when a new Registration Statement, Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any new Registration Statement or post-effective amendment, when it has become effective, (2) of any request by the SEC for amendments or supplements to any Registration Statement or Prospectus or for additional information, (3) of the issuance by the SEC of any comments with respect to any filing and of the Company's responses thereto, (4) of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose, (5) of any suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (6) of the happening of any event which makes any statement of a material fact made in any Registration Statement, Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in any Registration Statement, Prospectus or any document incorporated therein by reference in order to make the statements therein (in the case of any Prospectus, in the light of the circumstances under which they were made) not misleading;

                  (iii) if reasonably requested by the managing underwriter or underwriters or a Holder of Registrable Securities being sold in connection with an


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      Underwritten Offering, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters or the Holders of a majority of the Registrable Securities (on a Common Stock equivalent basis) being sold in such Underwritten Offering agree should be included therein relating to the sale of the Registrable Securities, including, without limitation, information with respect to the aggregate number of shares of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering; and promptly make all required filings of such Prospectus supplement or post-effective amendment;

                  (iv) furnish to each selling Holder of Registrable Securities and each managing underwriter, if any, without charge, as many conformed copies as may reasonably be requested, of the then effective Registration Statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

                  (v) deliver to each selling Holder of Registrable Securities and the underwriters, if any, without charge, as many copies of the then effective Prospectus (including each prospectus subject to completion) and any amendments or supplements thereto as such Persons may reasonably request;

                  (vi) use commercially reasonable efforts to register or qualify or cooperate with the selling Holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any selling Holder of Registrable Securities or underwriter reasonably requests in writing and to keep such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and to do all other acts or things reasonably necessary or advisable to enable the disposition in such distributions of the securities covered by the applicable Registration Statement; provided, however, that the Company will not be required to (1) qualify to do business in any jurisdiction where it would not otherwise be required to qualify, but for this paragraph (vi), (2) subject itself to general taxation in any such jurisdiction or (3) file a general consent to service of process in any such jurisdiction;

                  (vii) cooperate with the selling Holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two Business Days prior to any sale of Registrable Securities to the underwriters;

                  (viii) cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange (or quotation system operated by a national securities association) on which identical securities issued by the Company are


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      then listed if requested by the Holders of a majority of the Registrable
      Securities covered by such Registration Statement or the managing underwriters, if any, and enter into customary agreements including, if necessary, a listing application and indemnification agreement in customary form, and provide a transfer agent for such Registrable Securities no later than the effective date of such Registration Statement;

                  (ix) provide a CUSIP number for the Registrable Securities no later than the effective date of such Registration Statement;

                  (x) use commercially reasonable efforts to prevent the happening of any event of the kinds described in clauses (4), (5) and (6) of Section 6(a)(ii);

                  (xi) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC relating to such registration and the distribution of the securities being offered and make generally available to its securities holders, as soon as reasonably practicable, earnings statements satisfying the provisions of Section 11(a) of the Securities Act;

                  (xii) cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc.;

                  (xiii) subject to the proviso in paragraph (vi) above, cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities (other than as may be required by the governmental agencies or authorities of any foreign jurisdiction and other than as may be required by a law applicable to a selling Holder by reason of its own activities or business other than the sale of Registrable Securities);

                  (xiv) use all commercially reasonable efforts to take all other steps necessary to effect the registration of the Registrable Securities covered by the Registration Statement contemplated hereby; and

                  (xv) subject to Section 4(b) in connection with an underwritten offering, the Company will participate, to the extent reasonably requested by the managing underwriter, in customary efforts to sell the Registrable Securities under the offering, including, without limitation, participating in "road shows."

            The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request and as shall be required in connection with any registration referred to herein.

            (b) Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6(a)(ii), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the then current Prospectus until (1) such Holder is advised


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in writing by the Company that a new Registration Statement covering the offer of Registrable Securities has become effective under the Securities Act or (2) such Holder receives copies of a supplemented or amended Prospectus contemplated by this Section 6(b), or until such Holder is advised in writing by the Company that the use of the Prospectus may be resumed. If the Company shall have given any such notice during a period when a demand registration is in effect, the Company shall extend the period described in Section 3(b)(i) or 4(a)(i) (as applicable) by the number of days during which any such disposition of Registrable Securities is discontinued pursuant to this paragraph. If so directed by the Company, on the happening of such event, the Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

            (d) Selection of Underwriters. With respect to any Underwritten Offering undertaken pursuant to Section 3, the Company shall be entitled to select the managing underwriter with the consent of the Holder Representative, and the Holder Representative shall be entitled to select a co-managing underwriter with the consent of the Company, such consent not to be unreasonably withheld or delayed in each case. With respect to any Company Registration as to which Holders have exercised registration rights under Section 5, the Holder Representative shall be entitled to select a co-managing underwriter with the consent of the Company, such consent not to be unreasonably withheld or delayed.

            Section 7. Holdback Agreements.

            (a) Hold-Back Election. Except to the extent they sell shares with respect to the overallotment option in connection with the Company's initial public offering, in the case of the registration of any underwritten primary offering initiated by the Company (other than any registration by the Company on Form S-4 or Form S-8 (or any successor or substantially similar form), or in connection with (A) an employee stock option, stock purchase or compensation plan or of securities issued or issuable pursuant to any such plan, or (B) a dividend reinvestment plan) or any underwritten secondary offering initiated at the request of a holder of securities of the Company pursuant to registration rights granted by the Company, upon the request of the managing underwriter, each Holder of 5% or more of the outstanding shares of Common Stock agrees not to effect any public sale or distribution of Registrable Securities except as part of such underwritten registration, during the period beginning fifteen (15) days prior to the closing date of such underwritten offering and during the period ending on ninety (90) days after such closing date (or such longer period, not to exceed 180 days, as may be reasonably requested by the Company or by the managing underwriter or underwriters). In the event that such Holders are required to refrain from selling Registrable Securities pursuant to this Section 7(a) during the required registration period under Section 4 hereof, the period set forth in Section 4(a)(i) hereof shall be extended by the number of days during such required registration period that the Holders were required to refrain from selling Registrable Securities pursuant to this Section 7(a).

            (b) Material Development Condition. With respect to any Registration Statement filed or to be filed pursuant to Section 3 or 4, if the Company determines that, in its good faith judgment, it would (because of the existence of, or in anticipation of, any acquisition or corporate reorganization or other transaction, financing activity, stock repurchase or development involving the Company or any subsidiary, or the unavailability for reasons substantially beyond the Company's control of any required financial statements, or any other event or condition of similar significance to the Company or any subsidiary) be seriously detrimental (a "Material Development Condition") to the Company or any subsidiary or its stockholders for such a Registration Statement to become effective or to be maintained effective or for sales of Registrable Securities to continue pursuant to the Registration Statement, the Company shall, notwithstanding any other provisions of this Agreement, be entitled, upon the giving of a written notice (a "Delay Notice") to such effect, signed by the President or any Vice President of the Company, to any Holder of Registrable Securities included or to be included in such Registration Statement, (i) to cause sales of Registrable Securities by such Holder pursuant to such Registration Statement to cease, (ii) to delay actions to bring about the effectiveness of such Registration Statement and sales thereunder or, upon the written advice of counsel, cause such Registration Statement to be withdrawn and the effectiveness of such Registration Statement terminated, or (iii) in the event no such Registration Statement has yet been filed, to delay filing any such Registration Statement, until, in the good faith judgment of the Company, such Material Development Condition no longer exists (notice of which the Company shall promptly deliver to any Holder of Registrable Securities with respect to which any such Registration Statement has been filed). Notwithstanding the foregoing provisions of this paragraph (b): (1) the Company shall not be entitled to cause sales of Registrable Securities to cease or to delay any registration of Registrable Securities required pursuant to Section 3 or 4 by reason of any existing or anticipated Material Development Condition more than a total of four times or for a period of more than an aggregate of ninety (90) days within any consecutive three hundred sixty-five (365) day period, as above provided; (2) in the event a Registration Statement is filed and subsequently withdrawn by reason of any existing or anticipated Material Development Condition as hereinbefore provided, the Company shall cause a new Registration Statement covering the Registrable Securities to be filed with the SEC as soon as such Material Development Condition expires or, if sooner, upon the expiration of such ninety (90) day period, and the registration period for such new registration statement shall be the greater of thirty (30) days or the number of days that remained in the required registration period with respect to the withdrawn Registration Statement at the time it was withdrawn; and (3) in the event the Company elects not to withdraw or terminate the effectiveness of any such Registration Statement but to cause a Holder or Holders to refrain from selling Registrable Securities pursuant to such Registration Statement for any period during the required registration period, such required registration period with respect to such Holders shall be extended by the number of days during such required registration period that such Holders are required to refrain from selling Registrable Securities.

            (c) Limitation on Demand, Shelf and Piggyback Registration Rights. Anything to the contrary contained in this Agreement notwithstanding, when in the written opinion of counsel for the Company (which counsel shall be experienced in securities law matters) delivered to the Holders, registration of the Registrable Securities is not required by the Securities Act and other applicable securities laws in connection with a proposed sale of such Registrable Securities under Rule 144 of the Securities Act, the Holder shall have no rights pursuant to Sections 3, 4, or 5 hereof, to request a registration in connection with such proposed sale; provided, however, if counsel for the Holder(s) of Registrable Securities reasonably disagrees in its own written opinion delivered to the Company with such written opinion of counsel for the Company, the foregoing limitation on registration rights shall be of no force or effect.

            Section 8. Registration Expenses. All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, listing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications or registrations (or the obtaining of exemptions therefrom) of the Registrable Securities), fees of the National Association of Securities Dealers, transfer and registration fees of transfer agents and registrars, printing expenses (including expenses of printing Prospectuses), messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), fees and disbursements of its counsel and its independent certified public accountants (including expenses of any special audit or accounting review), securities acts liability insurance (if the Company elects to obtain such insurance), fees and expenses of any special experts retained by the Company in connection with any registration, hereunder reasonable fees and expenses, not to exceed $30,000, of one counsel for the Holders (and any appropriate local counsel) and fees and expenses of other Persons retained by the Company (all such expenses being referred to as "Registration Expenses"), shall be borne by the Company; provided, that Registration Expenses shall not include out-of-pocket expenses incurred by the Holders and underwriting discounts, commissions or fees attributable to the sale of the Registrable Securities, which shall be paid by the Holders pro rata on the basis of the number of shares registered on their behalf.

            Section 9. Indemnification.

            (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, but without duplication, each Holder of Registrable Securities, its officers, directors, employees, partners, principals, equity holders, managed or advised accounts, advisors and agents, and each Person who controls such Holder (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and reasonable legal fees and expenses and including expenses incurred in settlement of any litigation, commenced or threatened) resulting from any untrue statement (or alleged untrue statement) of a material fact in, or any omission (or alleged omission) of a material fact required to be stated in, any Registration Statement or Prospectus or necessary to make the statements therein (in the case of a Prospectus in light of the circumstances under which they were made) not misleading or any violation by the Company of the Securities Act, the Exchange Act, state securities laws or any rule or regulation promulgated under such laws applicable to the Company in connection with any such registration, as such expenses are incurred, except insofar as the same are caused by or contained in any information furnished in writing to the Company by any Holder or any underwriters expressly for use therein. The Company will also indemnify underwriters participating in the distribution, their officers, directors, employees, partners and agents, and each Person who controls such underwriters (within the meaning of the Securities Act), to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities, if so requested.

            (b) Indemnification by Holders of Registrable Securities. In connection with any Registration Statement in which a Holder of Registrable Securities is participating, each such Holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and agrees to indemnify and hold harmless, to the full extent permitted by law, but without duplication, the Company, its officers, directors, shareholders, employees, advisors and agents, and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and reasonable legal fees and expenses and including expenses incurred in settlement of any litigation, commenced or threatened) resulting from any untrue statement (or alleged untrue statement) of material fact in, or any omission (or alleged omission) of a material fact required to be stated in, the Registration Statement or Prospectus or necessary to make the statements therein (in the case of a Prospectus in light of the circumstances under which they were made) not misleading or any violation by such Holder of the Securities Act, the Exchange Act, state securities laws or any rule or regulation promulgated under such laws applicable to such Holder in connection with any such registration, as such expenses are incurred, to the extent, but only to the extent, that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder to the Company specifically for inclusion therein. The Company and the other persons described above shall be entitled to receive indemnities from underwriters participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement. In no event shall any participating Holder be liable for any amount in excess of the net proceeds (net of payment of all expenses) received by such Holder from the Registrable Securities offered and sold by such Holder pursuant to such Registration Statement.

            (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel of such indemnifying party's choice; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such indemnified Person unless (A) the indemnifying party shall have agreed in writing to pay them, (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to the indemnified party in a timely manner or (C) the named parties to an action, claim or proceeding (including any impleaded parties) include any indemnified party and the indemnifying party or any of its Affiliates and in the reasonable judgment of any such Person, based upon advice of its counsel, (1) a conflict of interest may exist between such person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person) or (2) there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party; provided, that such counsel only be hired to the extent necessary for such defense or defenses; and further provided, that the indemnifying party shall be responsible to pay the fees and expenses of only one law firm plus one local counsel in each necessary jurisdiction pursuant to these clauses (A), (B) and (C). The indemnifying party will not be subject to any liability for any settlement made without its written consent. No indemnified party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of the claim will not be obligated to pay the fees and expenses of more than one counsel (plus one local counsel if required in a specific instance) for all parties indemnified by such indemnifying party with respect to such claim. The failure by an indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 9, except to the extent the failure to give such notice is materially prejudicial to the indemnifying party's ability to defend such action.

            (d) Contribution. If for any reason the indemnification provided for in Section 9(a) or Section 9(b) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by Section 9(a) and Section 9(b), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the indemnifying party or parties on the one hand or the indemnified party on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentations. In no event shall any participating Holder be required to contribute any amount in excess of the net proceeds (net of payment of all expenses) received by such Holder from the Registrable Securities offered and sold by such Holder pursuant to such Registration Statement. In no event shall any participating Holder be liable for any amount in excess of the net proceeds (net of payment of all expenses) received by such Holder from the Registrable Securities offered and sold by such Holder pursuant to such Registration Statement.

            Section 10. Participation in Underwritten Registrations.

            No Person may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell such Person's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements. Nothing in this Section 10 shall be construed to create any additional rights regarding the registration of Registrable Securities in any Person otherwise than as set forth herein.

            Section 11. Stockholder Rights Plans.

            The Company shall not implement any Stockholder Rights Plan within four years after the Company's initial public offering without the consent of Holders of a majority of the Registrable Securities that remain Restricted Securities so long as no less than 50% of the original Registrable Securities (and securities issues in respect thereof in connection with any stock dividend, stock split or reverse stock split, combination, recapitalization, reclassification, merger or consolidation, exchange or distribution) remain Registrable Securities that are Restricted Securities.

            Section 12. Limitations on Subsequent Registration Rights.

            From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights (a) any terms of which are inconsistent with the registration rights granted to the Holders hereunder or (b) pursuant to which such holder or prospective holder may make a demand for registration until the earlier of (i) the date on which the Holders have made two demands under Section 3 hereof and (ii) two years following the Company's initial public offering.

            Section 13. Rule 144 Reporting.

            With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the restricted securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

            (a) make and keep public information regarding the Company available as those terms and understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

            (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time it has become subject to such reporting requirements; and

            (c) so long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself to any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

            Section 14. Amendments and Waivers. The provisions of this Agreement, including the provisions of this Section 14, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless (a) with respect to a particular offering hereunder, the Company has obtained the written consent of Holders of a majority of the Registrable Securities (on a Common Stock equivalent basis) that have a right to be included in such offering and are then outstanding as determined by the Company or of the Holder Representative or (b) in any other event, the Company has obtained the written consent of Holders of a majority of the Registrable Securities (on a Common Stock equivalent basis) then outstanding as determined by the Company and so long as the effect thereof will be that the consenting Holders will not be treated more favorably than all other Holders. Whenever the consent or approval of Holders of a specified number of Registrable

Securities is required hereunder, Registrable Securities held by the Company shall not be counted in determining whether such consent or approval was given by the Holders of such required number.

            Section 15. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, or air-courier guaranteeing overnight delivery:

                  (a) If to a Holder of Registrable Securities, initially at the address set forth below such Holder's signature in the Contribution Agreement and thereafter at such other address as may be designated from time to time by notice given in accordance with the provisions of this
      Section 15.

                  (b) If to the Company, initially at 35 West 56th St., New York, New York 10019, attention: President; telecopier no. (212) 763-5602; confirm no. (212) 763-5600, with a copy to Kramer, Levin, Naftalis & Frankel, 919 Third Avenue, New York, New York 10022, attention: Thomas E. Molner, Esq. and thereafter at such other address as may be designated from time to time by notice given in accordance with the provisions of this Section 13.

                  (c) All such notices and other communications shall be deemed to have been delivered and received (i) in the case of personal delivery, telecopier or telegram, on the date of such delivery, (ii) in the case of overnight air courier, on the Business Day after the date when sent and
      (iii) in the case of mailing, on the third Business Day following such mailing.

            Section 16. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including without limitation and without the need for an express assignment to subsequent Holders of the Registrable Securities who acquire their shares in transactions not involving a registration under the Securities Act or a sale of shares in the public markets; provided, that the transferee or assignee of such rights assumes in writing the obligations of such transferor under the Agreement.

            Section 17. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            Section 18. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            Section 19. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b).

            Section 20. Jurisdiction; Forum. Each party hereto consents and submits to the jurisdiction of any state court sitting in the County of New York or federal court sitting in the Southern District of the State of New York in connection with any dispute arising out of or relating to this Agreement. Each party hereto waives any objection to the laying of venue in such courts and any claim that any such action has been brought in an inconvenient forum. To the extent permitted by law, any judgment in respect of a dispute arising out of or relating to this Agreement may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of such judgment being conclusive evidence of the fact and amount of such judgment. Each party hereto agrees that personal service of process may be effected by any of the means specified in Section 13, addressed to such party. The foregoing shall not limit the rights of any party to serve process in any other manner permitted by law.

            Section 21. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

            Section 22. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  [Remainder of Page Intentionally Left Blank]

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                              GENERAL MARITIME SHIP HOLDINGS LTD.


                              By:_________________________________
                                 Name:
                                 Title:


                              THE SECURITYHOLDERS:

                              ____________________________________

                                                                      Schedule 1

                                 Securityholders

                                                                      Schedule 2

                             Acquisition Agreements

1. Contribution Agreement dated as of _________, 2001 by and among the Company, Ajax Limited Partnership, the Limited Partners of Ajax Limited Partnership, Peter C. Georgiopoulos, [MGP Stockholder], Genmar Ajax Corporation, and GMC Administration Ltd.

2. Contribution Agreement dated as of _________, 2001 by and among the Company, Ajax II, L.P., OCM Ajax Investments, Inc., Peter C. Georgiopoulos, [MGP Stockholder], Genmar Ajax II Corporation, and GMC Administration Ltd.

3. Contribution Agreement dated as of _________, 2001 by and among the Company, Boss, L.P., the Limited Partners of Boss, L.P., Peter C. Georgiopoulos, [MGP Stockholder], Genmar Boss Corporation, and GMC Administration Ltd.

4. Contribution Agreement dated as of _________, 2001 by and among the Company, General Maritime I, L.P., the Limited Partners of General Maritime I, L.P., Peter C. Georgiopoulos, [MGP Stockholder], General Maritime I Corporation, and GMC Administration Ltd.

5. Contribution Agreement dated as of _________, 2001 by and among the Company, General Maritime II, L.P., the Limited Partners of General Maritime II, L.P., Peter C. Georgiopoulos, [MGP Stockholder], General Maritime II Corporation, and GMC Administration Ltd.

6. Contribution Agreement dated as of _________, 2001 by and among the Company, Harriet, L.P., the Limited Partners of Harriet, L.P., Peter C. Georgiopoulos, [MGP Stockholder], General Harriet Corporation, and GMC Administration Ltd.

7. Contribution Agreement dated as of _________, 2001 by and among the Company, Pacific Tankship, L.P., the Limited Partners of Pacific Tankship, L.P., Peter C. Georgiopoulos, [MGP Stockholder], Genmar Pacific Ltd., and GMC Administration Ltd.

8. Contribution Agreement dated as of _________, 2001 by and among the Company, Genmar Alexandra, LLC, Genmar II LLC, Equili Company, L.P., Equili Company, LLC, Equili Company II, L.P. and Equili Company II, LLC.

9. Vessel Contribution Agreement dated as of ___________, 2001, by and among the Company and Bylstad Shipholding Inc., Liberia.

10. Vessel Contribution Agreement dated as of ___________, 2001, by and among the Company and KS Stavanger Prince.


                                     - 21 -